Exhibit 16.1
April 6, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read First United Ethanol, LLC’s statements included under Item 4.01 of its Form 8-K filed on April 6, 2009 and we agree with such statements concerning our firm.
HEIN & ASSOCIATES LLP

cc:	Mr. Larry Kamp Chief Financial Officer First United Ethanol, LLC P.O. Box 386 Camilla, GA 31730